BMJ MEDICAL MANAGEMENT, INC.

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                           CERTIFICATE OF DESIGNATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

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                      Series A Convertible Preferred Stock

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     The undersigned,  Neil F. Luria, Secretary of BMJ Medical Management, Inc.,
a Delaware corporation (the "Corporation"), does hereby certify that the following resolution has been duly adopted by the Board of Directors of the Corporation (the "Board of Directors"):

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,473,684 shares, par value $0.01 per share, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock generally):

1.   Designation and Amount; Ranking.

     (a) This series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Convertible Preferred Stock"), and the authorized number of shares constituting such series shall be 1,473,684, par value $0.01 per share. The price and liquidation preference of shares of Convertible Preferred Stock shall be $4.75 per share (the "Liquidation Value").

     (b) The shares of Convertible Preferred Stock shall rank senior to each other series of Preferred Stock and to all other classes of equity securities of the Corporation as to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Corporation.

2.   Dividends.

     (a) Beginning on the date of issuance of the Convertible Preferred Stock (the "Issue Date"), each holder of outstanding Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, dividends ("Dividends") on each share of Convertible Preferred Stock held by such holder at a per annum rate of six percent (6%) (as the same may be adjusted pursuant to Section 7(k), the "Dividend Rate") on the sum of (A) the Liquidation Value of each share of Convertible Preferred Stock held by such holder plus (B) any and all accrued but theretofore unpaid Dividends (collectively, the "Preference Amount"). From and after the Issue Date, all Dividends shall be cumulative, whether or not earned or declared, and shall be payable quarterly in arrears on the first Business Day of each January, April, July and October of each year (each a "Dividend Payment Date") commencing on the first Dividend Payment Date after the Issue Date (excluding the first Business Day of July 1998); provided, with respect to any Dividend Payment Date, the Board of Directors may irrevocably elect not to pay cash Dividends on the Convertible Preferred Stock, in which case, the amount of any such unpaid Dividends shall be a dividend arrearage to which the Dividend Rate shall apply for purposes of determining the amount of Dividends accruing after such Dividend Payment (i.e., such amount shall be added to the Preference Amount in effect immediately prior to such Dividend Payment Date). Dividends which are declared and paid in full in cash shall not accumulate. The Board of Directors may fix in advance a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of a dividend thereon, which record date shall be no more than thirty (30) days nor less than ten (10) days prior to the date fixed for the payment thereof.

     (b) All Dividends paid with respect to shares of Convertible Preferred Stock pursuant to paragraph 2(a) above shall be paid pro rata to the holders entitled thereto.

     (c) Dividends payable on the Convertible Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

3.   Liquidation Rights.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), the holders of Convertible Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Convertible Preferred Stock held by such holder, an amount of cash equal to the greater of (x) the then Preference Amount and (y) the amount that such holder would have been entitled to receive in such Liquidation if such share of Convertible Preferred Stock had been converted into Common Stock immediately prior to such Liquidation (the greater of (x) and (y) the "Adjusted Preference Amount") before any payment or distribution of any type may be made to the holders of Junior Stock. If upon any Liquidation, the assets of the Corporation available for distribution to the holders of the Convertible Preferred Stock shall be insufficient to pay such holders the full Adjusted Preference Amount, the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall be distributed to such holders who shall share pro rata in such distribution in accordance with the number of shares of Convertible Preferred Stock held by such holders.

4. Conversion Rights. The holder of any shares of Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each issued and outstanding share of Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, upon exercise in accordance with Section 4(b) into that number of fully paid and non-assessable shares of Common Stock (excluding fractional shares which shall be rounded to the nearest full share) as is determined by dividing the Preference Amount of such share by the Conversion Price, determined as hereinafter provided, in effect at the time of such conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Convertible Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be equal to $4.75. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, as hereinafter provided.

     (b) Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice (a "Conversion Demand") to the Corporation at such principal executive office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, the number of shares to be converted and the date (the "Conversion Date") of such conversion which shall be a Business Day. The Corporation shall, as soon as practicable thereafter, issue and deliver at such principal executive office to such holder of such Convertible Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a certificate or certificates for such Convertible Preferred Stock as were represented by the certificates surrendered and not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c) Adjustments to the Conversion Price and the Base Purchase Price for Diluting Issues:

     (i) No Adjustment of the Conversion Price and the Base Purchase Price. No adjustment in either the number of shares of Common Stock into which the Convertible Preferred Stock is convertible or the Base Purchase Price shall be made pursuant to Section 4(c)(iv) hereof, by adjustment of the Conversion Price and Base Purchase Price in respect of the issuance of Additional Shares of Common Stock, unless the consideration paid per share (or deemed to be paid) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the higher of (x) the Fair Market Value per share of Common Stock and (y) the Base Purchase Price in effect immediately prior to the issuance of such Additional Shares (the higher of (x) and (y) being hereinafter referred to as the "Adjustment Price").

     (ii) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Issue Date shall issue or sell any Options or Convertible Securities (other than (w) Performance Warrants (as defined in the Securities Purchase Agreement), (x) shares of Preferred Stock issued to Paribas Principal Incorporated or its designee in connection with the Second Closing, (y) shares of Series B Preferred Stock or (z) shares of Convertible Preferred Stock issued pursuant to Section 8.13 of the Securities Purchase Agreement) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that in the case of the Registration Warrants (as defined in the Securities Purchase Agreement) the Additional Shares of Common Stock issuable upon the exercise of such Warrants will not be deemed issued until such time as such Warrants are no longer subject to cancellation pursuant to Section
8.14 of the Securities Purchase Agreement; provided, further, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (1) other than adjustments made in connection with a conversion of shares of Series B Preferred Stock into Common Stock, no further adjustment in the Conversion Price or Base Purchase Price shall be made upon any subsequent issue of Convertible Securities or shares of Common Stock issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (2) if such Options or Convertible Securities by their terms provide, with the passage of' time or otherwise, for any increase in the consideration payable to the Corporation, or a decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price and Base Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price and Base Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (x) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

               (y) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

          (4) (a) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date, or
     (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date without taking into account the adjustment of the Conversion Price based upon the issuance of Options or Convertible Securities which required such initial adjustment;

          (b) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Base Purchase Price to an amount which exceeds the lower of (x) the Base Purchase Price on the original adjustment date, or
     (y) the Base Purchase Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date without taking into account the adjustment of the Base Purchase Price based upon the issuance of Options or Convertible Securities which required such initial adjustment;

          (5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price and Base Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

          (6) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price and the Base Purchase Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price and Base Purchase Price shall be adjusted pursuant to this Section 4(c)(ii) as of the actual date of their issuance.

     (iii) Stock Dividends, Stock and Subdivisions. In the event the Corporation any time or from time to time after the Issue Date shall declare or pay a dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

          (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

          (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price and Base Purchase Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price and Base Purchase Price shall be adjusted pursuant to this Section 4(c)(iii) as of the time of actual payment of such dividend.

     (iv) Adjustment of the Conversion Price and Base Purchase Price Upon Issuance of Additional Shares of Common Stock. (A) In the event the Corporation at any time or from time to time after the Issue Date shall issue or sell Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(ii) and shares of Common Stock issued upon the conversion of any shares of Series B Preferred Stock, but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(iii), which event is dealt with in Section 4(c)(vi)), without consideration or for a consideration per share less than the Adjustment Price, then and in such event, the Conversion Price in effect immediately prior to such issuance and Base Purchase Price in effect immediately prior to such issuance shall each be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying (i) in the case of the Conversion Price, the Conversion Price in effect immediately prior to such issuance by a fraction
(x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance (exclusive of any treasury shares) plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Adjustment Price and (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance (exclusive of treasury shares), plus (2) the number of such Additional Shares of Common Stock so issued and (ii) in the case of the Base Purchase Price, the Base Purchase Price in effect immediately prior to such issuance by a fraction (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance (exclusive of any treasury shares) plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Adjustment Price and (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance (exclusive of treasury shares), plus (2) the number of such Additional Shares of Common Stock so issued.

     (B) Notwithstanding anything to the contrary contained in (A) above, in the event the Corporation issues more than an aggregate (taking into account all such issuances after the Issue Date) of $3,000,000 (determined at the time of issuance by reference to the Fair Market Value of such Additional Shares of Common Stock so issued and not the amount of consideration received by the Corporation in respect of such issuances) of Additional Shares of Common Stock (including all Additional Shares of Common Stock deemed to be issued pursuant to
Section 4(c)(ii) except any Additional Shares of Common Stock deemed issued pursuant to Section 4(c)(ii) in connection with the issuance of any Registration Warrants (as defined in the Securities Purchase Agreement) or the issuance of Warrants pursuant to Section 7(k)), without consideration or for a consideration per share less than the Base Purchase Price in effect immediately prior to such issuance, the Conversion Price and the Base Purchase Price shall not be adjusted as provided in (A) above, but rather, the Conversion Price then in effect and the Base Purchase Price then in effect shall each be adjusted, upon each subsequent issuance (or deemed issuance) of Additional Shares (except Additional Shares of Common Stock deemed issued pursuant to Section 4(c)(ii) in connection with the issuance of any Registration Warrants (as defined in the Securities Purchase Agreement) or the issuance of Warrants pursuant to Section 7(k)) below the Base Purchase Price occurring thereafter, by decreasing (but not increasing) such amounts to an amount equal to the quotient of (x) the amount of consideration received or deemed received by the Corporation in respect of any such issuance of Additional Shares of Common Stock below the then Base Purchase Price divided by (y) the number of Additional Shares of Common Stock so issued; provided, however, notwithstanding anything to the contrary contained in this clause (B), in the event the "Purchaser" (as defined in the Securities Purchase Agreement) shall have exercised the preemptive rights provided for in Section
8.11 of the Securities Purchase Agreement in connection with an issuance of Additional Shares below the Base Purchase Price then in effect, the "full-ratchet" anti-dilution protection otherwise provided in this clause (B) shall not apply with respect to such issuance of Additional Shares of Common Stock (i.e., the anti-dilution protection provided for in Section 4(c)(iv)(A) shall apply to such issuance and the Fair Market Value of the Additional Shares of Common Stock shall not count toward the $3,000,000 threshold described above).

     (v) Determination of Consideration. For purposes of this Section 4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock, or in the case of a dividend, the amount received by the holders of capital stock of the Corporation, shall be computed as follows:

          (A)  Cash and Property. Such consideration or amount shall:

               (1) insofar as it consists of cash be computed at the aggregate amount of cash received (or distributed, in the case of a dividend) by the Corporation;

               (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, (or distribution in the case of a dividend) as determined pursuant to the Valuation Procedure; and

               (3) in the event Additional Shares of Common Stock are issued (or, in the case of a dividend, distributed) together with other shares or securities or other assets of the Corporation for consideration which covers (or in a distribution which contains) both, be the proportion, as determined pursuant to the Valuation Procedure of such consideration so received (or amounts to be distributed, as the case may be), computed as provided in clauses (1) and (2) above.

; provided, however, any Additional Share issued in connection with any legal and/or equitable claim that has been asserted, or could have been asserted, by plaintiffs Robert P. Lehmann, M.D., Alan Baum, M.D., David A. Dewahl, Jr., John Finlay, Janet G. Keats and Harry Near (collectively, "Plaintiffs") against the Corporation (the "Claims") in the civil action pending before the United States District Court for the Southern District of Texas, Houston Division, docketed at Civil Action No. H-97-3317, and any other current or future legal or equitable action of any sort whatsoever which any Plaintiff has brought or might bring against the Corporation regarding, relating to, or constituting any Claim, shall be deemed to have been issued for a per share consideration equal to the quotient of (A) $700,000 less any cash or other property (valued in accordance with (1) and (2) above) which is paid in connection with the settlement or other resolution of any Claim divided by (B) the total number of Additional Shares issued in connection with all such Claims.

          (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

               (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or
          Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

          (A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue at any time or from time to time and after the Issue Date Additional Shares of Common Stock pursuant to Section 4(c)(iii) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision and the Base Purchase Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall each, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

          (B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall at any time or from time to time from and after the Issue Date be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation and the Base Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     (vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation or the Corporation and its subsidiaries taken as a whole to another corporation, in each case, occurring after the Issue Date (a "Transaction"), as a condition to the consummation of such Transaction, lawful and adequate provisions shall be made so that each share of the Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of, the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock; provided that nothing herein is intended to increase or decrease the rights of the holders of the Convertible Preferred Stock set forth in this Certificate of Designation. Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any such Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) that may be required to deliver any securities, cash or other property upon the conversion of shares of Convertible Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to holders of shares of Convertible Preferred Stock representing a majority of the shares of the outstanding Convertible Preferred Stock, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the shares of Convertible Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to the holders, which opinion shall state that the shares of Convertible Preferred Stock and the provisions of this certificate of designation, including without limitation, the conversion provisions, shall thereafter continue in full force and effect and shall be enforceable against the Corporation and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holder may reasonably request.

     (viii) Adjustments In Other Securities. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time after the Issue Date, the Conversion Price in effect at the time of such change and the Base Purchase Price in effect at the time of such change shall each be readjusted to the Conversion Price and the Base Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

     (ix) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

     (x) Certain Miscellaneous Events. If any corporate action shall occur as to which the provisions of this Section 4(c) are not strictly applicable but as to which the failure to make any adjustment would adversely affect the Conversion Rights in accordance with the essential intent and principles of this Section 4(c) then, in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4(c), necessary to preserve, without dilution, the Conversion Rights. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to each holder of the Convertible Preferred Stock and will make the adjustments described therein.

     (xi) Common Stock Reserved. The Corporation shall at all times when any shares of Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock free from preemptive rights and other rights to purchase or subscribe as shall from time to time be sufficient to effect conversion of all shares of Convertible Preferred Stock (after giving effect to the conversion of all other securities of the Corporation which are convertible into Common Stock).

     (xii) Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price to an amount below the then par value of the Common Stock, issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any action which may, in the opinion of independent counsel experienced in such matters, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

     (xiii) Adjustment for Certain Dividends; Distributions. In the event the Corporation shall, at any time or from time to time after the Issue Date, declare a dividend or fix a record date for the making of any other distribution of evidences of indebtedness or assets upon or to the Common Stock or other class of common equity of the Corporation (other than dividends payable in shares of Common Stock), then, (a) the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such dividend by the quotient obtained by dividing (1) the Fair Market Value per share of Common Stock determined on a Fully-Diluted Basis immediately prior to such dividend minus the amount of such dividend in respect of each share of Common Stock by
(2) the Fair Market Value per share of Common Stock determined on a Fully-Diluted Basis immediately prior to such dividend and (b) the Base Purchase Price shall be reduced by multiplying the Base Purchase Price in effect immediately prior to such dividend by the quotient obtained by dividing (1) the Fair Market Value per share of Common Stock determined on a Fully-Diluted Basis immediately prior to such dividend minus the amount of such dividend in respect of each share of Common Stock by (2) the Fair Market Value per share of Common Stock determined on a Fully-Diluted Basis immediately prior to such dividend. Each such adjustment shall be made whenever such a record date is fixed and, in the event that such dividend or distribution is not made, the Conversion Price and the Base Purchase Price shall be readjusted to the numbers in effect immediately prior to such record date (taking into account intervening adjustments).

     (xiv) Miscellaneous. The Corporation covenants that all shares of Common Stock and other securities issuable upon conversion of the Convertible Preferred Stock will, upon issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interest with respect to the issue thereof. So long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Corporation shall use its best efforts to cause all reserved shares of Common Stock and other securities reserved for issuance upon conversion of the Convertible Preferred Stock to be listed on each such exchange upon official notice of issuance of such securities upon such conversion.

5.   Report or Certificate as to Adjustments.

     In each case of any adjustment or readjustment in the Conversion Price and/or Base Purchase Price pursuant to Section 4, the Corporation at its expense will promptly deliver a certificate of its Chief Financial Officer showing in detail the computation of such adjustment or readjustment in accordance with the terms of Section 4 and the facts upon which such adjustment or readjustment is based. The Corporation shall also cause, upon the request of holders of a majority of the then outstanding shares of Convertible Preferred Stock, at its own expense, independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) selected by the Corporation to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Corporation will forthwith (and in any event not later than 10 Business Days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder of Convertible Preferred Stock, and will, upon the written request at any time of any such holder, promptly furnish to such holder a like report setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price and Base Purchase Price and (iii) the number of shares of Common Stock and the amount, if any, of other property which, as of the date of such report, would be received upon the conversion of a share of the Convertible Preferred Stock. The Corporation will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder or any prospective purchaser of shares of Convertible Preferred Stock designated by any holder thereof.

6.   Notices of Certain Actions. In the event of:

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any consolidation or merger involving the Corporation and any other Person or any transfer of all or substantially all the assets of the Corporation to any other Person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

     (d) authorization of an issuance of capital stock of the Corporation or any Options or Convertible Securities or a proposal to issue any capital stock of the Corporation or any Options or Convertible Securities or a proposal to commit the Corporation to issue capital stock of the Corporation or any Options or Convertible Securities; or

     (e) the failure to comply with the provisions of this Certificate of Designation; or

     (f) any plan or proposal by the Corporation to register securities of the Corporation with the Securities and Exchange Commission (or any successor agency); or

     (g) any proposal to take any other action which would require an adjustment pursuant to Section 4(c);

the Corporation will deliver to the holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up, (iii) the terms and conditions of any such issuance (including price, the terms of the offered securities and the proposed timing thereof), (iv) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the holders of Convertible Preferred Stock,
(v) the date or expected date of the filing of the Corporation's initial registration statement with respect to such offering and the material terms thereof or (vi) the notice required by Section 5. Such notice shall be furnished at least 10 Business Days prior to the date therein specified (and the Corporation shall promptly provide amendments and/or supplements to any such notice to the extent necessary to keep all of the information contained in any such notice (and each amendment or supplement thereto) true and correct in all respects).

7.   Redemption.

     (a) Redemption at the Option of the Corporation. At any time on and after the Section 7(a) Redemption Effective Date, the Corporation may, at its sole discretion, redeem all or less than all of the outstanding shares of Convertible Preferred Stock at the Redemption Price (as defined below).

     (b)  Redemption  at the Option of the Holder.  At any time on and after the
Section 7(b) Redemption Effective Date, each Holder shall have the option, in its sole discretion, to require the Corporation, upon written notice (a "Holder Redemption Notice") to redeem all or less than all of its outstanding shares of Convertible Preferred Stock at the Redemption Price (as defined below).

     (c) The redemption price per share of the Convertible Preferred Stock shall be paid in cash in an amount equal to the Preference Amount as of the date of redemption of such shares (the "Redemption Price").

     (d) Written notice of any redemption of shares of Convertible Preferred Stock pursuant to Section 7(a), specifying the time and place of such redemption, shall be mailed by certified mail, return receipt requested, at least 45, and not more than 60 days prior to the date specified for redemption (the "Section 7(a) Redemption Date"), to each registered holder of the shares of Convertible Preferred Stock at such holder's last address as it appears on the Corporation's books. On or after the Section 7(a) Redemption Date, each holder of shares of Convertible Preferred Stock called for redemption shall surrender his or her certificates for such shares to the Corporation at the place specified in the notice and then the Corporation shall pay the holder (or shall cause such holder to be paid) the Redemption Price in cash.

     (e) Receipt of a Section 7(a) Notice of Redemption shall not prevent a holder from exercising the conversion rights granted pursuant to Section 4. Notwithstanding the foregoing, any holder exercising such conversion rights must make a Conversion Demand not later than 15 Business Days after receipt of such
Section 7(a) Notice of Redemption.

     (f) Each Holder Redemption Notice delivered pursuant to Section 7(b) shall specify:

          (1) the name of the holder of shares of Convertible Preferred Stock delivering such Holder Redemption Notice;

          (2) that such holder is exercising its option, pursuant to Section 7(b), to require the Corporation to redeem shares of Convertible Preferred Stock held by such holder; and

          (3) the number of, and a description of, the shares of Convertible Preferred Stock to be subject to such redemption.

     (g) The Corporation shall, within thirty (30) days of receipt of such Holder Redemption Notice, deliver to the holder exercising its rights to require redemption of shares pursuant to Section 7(b), a notice specifying the date set for such redemption (the "Section 7(b) Redemption Date").

     (h) Notwithstanding anything contained in Section 7(b) to the contrary, the Corporation shall not be obligated to redeem shares of Convertible Preferred Stock which are the subject of a Holder Redemption Notice or be obligated to pay the Redemption Price in respect of a Holder Redemption Notice, if:

          (1) at any time prior to the seventh anniversary of the Issue Date, payment of the Redemption Price at such time would result in a breach of, or default or event of default in respect of, the Credit Agreement; or

          (2) at any time, payment of the Redemption Price is, at such time, prohibited by Applicable Law;

provided, however, with respect to (1) and (2) above, if such breach, event of default, default or violation would not result from the purchase of any number of shares of Convertible Preferred Stock which is less than the total number of shares the Corporation is obligated to redeem on the Section 7(b) Redemption Date, the Corporation shall purchase on the Section 7(b) Redemption Date the maximum number of shares of Convertible Preferred Stock it may so purchase, allocated among the holders which have elected to have their shares so repurchased ratably according to the number of shares so tendered; provided, further, however, with respect to (1) and (2) above, the Corporation shall use its best efforts to cure such default or violation in a timely manner and remove any associated restrictions or limitations which are applicable to the rights of the holders of Convertible Preferred Stock contained in Section 7(b).

     (i) In the case of any redemption pursuant to this Section 7, unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the applicable redemption date, and all rights of the holders of the shares of Convertible Preferred Stock subject to such redemption by reason of their ownership of such shares shall cease on such redemption date, except the right to receive the Redemption Price on surrender to the Corporation of the certificates representing such shares. After the applicable redemption date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

     (j) Any shares of Convertible Preferred Stock redeemed, converted or purchased by the Corporation shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

     (k) In the event that a Holder Redemption Notice and/or a Put Notice (as defined in the Warrant Agreement) is delivered to the Corporation on or after July 29, 2003 and the Corporation is unable to comply with both Section 7(b) and
Section 11 of the Warrant Agreement by affecting a redemption of all of the shares of Convertible Preferred Stock subject to such Holder Redemption Notice and honoring such put rights with respect to all Warrants and/or Warrant Shares subject to any such Put Notice because limitations of the type described in
Section 7(h)(1) and 11.5 of the Warrant Agreement then exist, then, upon such delivery of such Holder Redemption Notice and/or Put Notice and until such time as the Corporation shall have redeemed all such shares of Convertible Preferred Stock and repurchased all such Warrants and/or Warrant Shares:

          (1) the Dividend Rate shall be increased to twelve percent (12%);

          (2) the Corporation shall use its best efforts to register all shares of Convertible Preferred Stock under the Securities Act of 1933 in a manner which is consistent with the registration rights provided to the "Purchaser" (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement;

          (3) the Corporation shall take any action necessary or appropriate to provide the holders of a majority of the outstanding shares of Convertible Preferred Stock the right to elect not less than twenty-five percent (25%) of the Board of Directors (including, without limitation, expanding the number of directors on the Board of Directors); and

          (4) the Corporation shall issue (on the five year and six month anniversary of the Issue Date and each 180th day thereafter) to the holders of outstanding shares of Convertible Preferred Stock (on a pro rata basis) that number of additional Warrants which is initially exerciseable into that number of shares of Common Stock which is equal to the product of (x) 0.02, (y) the number of shares of Common Stock then outstanding (determined on a Fully-Diluted Basis) and (z) the quotient of (A) the aggregate liquidation value of all shares of Preferred Stock outstanding at such time divided by (B) the aggregate liquidation value of all shares of Preferred Stock outstanding on the Second Closing Date (or the Issue Date in the event the Second Closing Date shall not have occurred);

provided, however, notwithstanding anything to the contrary contained above, should the quotient of (A) the aggregate liquidation value of all shares of Preferred Stock outstanding at such time divided by (B) the aggregate liquidation value of all shares of Preferred Stock outstanding on the Second Closing Date (or the Issue Date if the Second Closing Date shall not have occurred), be less than 0.33, the Corporation shall not be obligated to (x) register shares as provided in (2) above or (y) provide the holders of Convertible Preferred the increased Board representation provided for in (3) above.

8.   Voting Rights.

     The holders of shares of Convertible Preferred Stock shall (i) be entitled to vote as a single class (together with the holders of Warrants (on an as converted basis) and the holders Common Stock) on each matter on which the holders of Common Stock shall be entitled to vote and (ii) have, with respect to each share of Convertible Preferred Stock held by such holder on the applicable record date for determining such voting rights, that number of votes which is equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock is convertible pursuant to Section 4.

9.   Consents Required of Holders of Convertible Preferred Stock.

     In addition to any other rights provided in the Securities Purchase Agreement or otherwise, so long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall not, by amendment to its Certificate of Incorporation, by resolution of the Board of Directors, by consolidation of the Corporation with, or merger of the Corporation with or into, another Person, or in any other manner, without the consent of the holders of a majority of such outstanding shares of Convertible Preferred Stock voting together as one class, either given by affirmative vote in person or by proxy at a meeting called for that purpose or given in writing:

     (i) alter any provision of this Certificate of Designation;

     (ii) increase or decrease the authorized number of shares of Convertible Preferred Stock;

     (iii) authorize or issue any class or series of the Corporation's capital stock (other than the "Additional Preferred Stock" (as defined in the Securities Purchase Agreement)) (or any securities convertible or exerciseable into or exchangeable for any class or series of the Corporation's capital stock) the terms of which provide that shares of such class or series rank senior to or on parity with shares of the Convertible Preferred Stock as to voting rights, redemptions, distributions of dividends or other assets and distributions upon the Liquidation of the Corporation;

     (iv) reclassify any shares of capital stock of the Corporation into shares of any class or series of the Corporation's capital stock the terms of which provide that shares of such class or series rank senior to or on parity with shares of the Convertible Preferred Stock as to voting rights, redemptions, distributions of dividends or other assets and distributions upon the Liquidation of the Corporation;

     (v) (A) apply any of its or its subsidiaries' assets to or make any payment on account of (other than dividends payable in shares of Junior Stock in respect of shares of such class of Junior Stock), or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement of, or any other acquisition of, directly or indirectly, any shares of Junior Stock or
(B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem or otherwise acquire any shares of any Junior Stock, whether directly or indirectly and whether in cash, obligations or shares of the Corporation or other property;

     (vi) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Convertible Preferred Stock whether pursuant to this Certificate of Designation, the Securities Purchase Agreement or otherwise;

     (vii) pay or declare any dividend or make any other distribution on any shares of the Corporation's capital stock (without limiting the right to accrue dividends) other than (i) in respect of the Convertible Preferred Stock or (ii) dividends payable in shares of Junior Stock in respect of shares of such class of Junior Stock;

     (viii) amend or change any provision of this Section 9; or

     (ix) agree to do any of the foregoing.


10.  Definitions.

     As used in this Certificate of Designation, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock (including any shares of Common Stock issued upon the conversion of Series B Preferred Stock) issued (or, pursuant to Section 4(c)(ii), deemed to be issued) by the Corporation after the Issue Date, except (i) securities issued upon the direct or indirect conversion, exchange or exercise of any securities issued by the Corporation on or prior to the Issue Date) and set forth on
Schedule I to this Certificate of Designation, (ii) up to 100,000 shares of Common Stock issued upon the exercise of non-qualified stock options issued to employees, directors and independent contractors of the Corporation and/or its subsidiaries, (iii) up to 200,000 shares of Common Stock issued to physicians with whose practice the Corporation is affiliated pursuant to commitments existing on the Issue Date and described on Schedule II to this Certificate of Designation, (iv) up to 291,461 shares of Common Stock upon the exercise of options issued after the Issue Date pursuant to the Corporation's 1996 Amended and Restated Stock Option Plan, as in effect on the date hereof, but only so long as the exercise price of such options, (1) is fixed and (2) equals or exceeds the fair market value of a share of Common Stock (determined as of the date of issuance of such options), (v) shares of Common Stock issued upon the conversion of Convertible Preferred Stock, (vi) shares of Common Stock issued upon the conversion of Preferred Stock issued in connection with the Second Closing and (vii) shares of Common Stock issued upon exercise of Performance Warrants (as defined in the Securities Purchase Agreement).

          "Adjusted  Preference  Amount"  shall  have the  meaning  set forth in
Section 3(a) of this Certificate of Designation.

          "Adjustment Price" shall have the meaning set forth in Section 4(c)(i) of this Certificate of Designation.

          "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person and shall include, for purposes of determining whether a Person is an Affiliate of the Corporation, any Person that directly or indirectly owns more than 5% of any class of the capital stock of such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

          "Base Purchase Price" shall mean $4.43.

          "Board of Directors" shall have the meaning set forth in the first paragraph of this Certificate of Designation.

          "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Certificate of Incorporation" shall have the meaning set forth in the Resolved clause of this Certificate of Designation.

          "Change of Control" shall mean the occurrence of one or more of the following: (i) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Securities Exchange Act, as amended except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exerciseable immediately or only after the passage of time) of shares of any outstanding class of capital stock of the Corporation and as a result, such Person, entity or "group" has 50% or more of the ordinary voting power in the election of the Board of Directors or (ii) the Board of Directors shall cease to consist of a majority of Continuing Directors.

          "Claims" shall have the meaning set forth in Section 4(c)(v) of this Certificate of Designation.

          "Common Stock" shall mean the Common Stock of the Corporation, par value $.001 per share.

          "Common Stock Per Share Market Value" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

          "Continuing Directors" shall mean, with respect to the Corporation, the directors of the Corporation on the Issue Date and each other director, if such other director's nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors.

          "Conversion Date" shall have the meaning set forth in Section 4(b) of this Certificate of Designation.

          "Conversion Demand" shall have the meaning set forth in Section 4(b) of this Certificate of Designation.

          "Conversion Price" shall have the meaning set forth in Section 4(a) of this Certificate of Designation.

          "Conversion Rights" shall have the meaning set forth in the first sentence of Section 4 of this Certificate of Designation.

          "Convertible  Preferred  Stock"  shall have the  meaning  set forth in
Section 1(a) of this Certificate of Designation.

          "Convertible Securities" shall mean any evidences of indebtedness, capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          "Corporation" shall have the meaning set forth in the first paragraph of this Certificate of Designation.

          "Credit Agreement" shall mean the Credit Agreement, dated as of June 30, 1998, among the Corporation, the Lenders (as therein defined) and Paribas, as agent, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions, refundings or refinancings thereof.

          "Dividend Payment Date" shall have the meaning set forth in Section 2(a) of this Certificate of Designation.

          "Dividend Rate" shall have the meaning set forth in Section 2(a) of this Certificate of Designation.

          "Dividends" shall have the meaning set forth in Section 2(a) of this Certificate of Designation.

          "Fair Market Value" shall mean, with respect to a share of Common Stock on any Business Day:

          (1) if the Common Stock is not Publicly Traded at the time of such determination, the Common Stock Per Share Market Value; or

          (2) if the Common Stock is Publicly Traded at the time of such determination, the closing price on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average closing price quoted on NASDAQ as reported in the Wall Street Journal, on such day, or if on any day such security is not quoted on the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case based on a weighted average (on a volume basis) over a period of 20 trading days consisting of the day as of which "Fair Market Value" is being determined and the nineteen consecutive trading days prior to such day;

provided, however, for purposes of Section 4(c)(iv), if Fair Market Value is being determined in connection with a "Mandatory Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock) of Series B Preferred Stock into Common Stock and the Fair Market Value of a share of Common Stock is lower on the date of such conversion than it was on the date of the original issuance of the Series B Preferred Stock being converted, then Fair Market Value shall be determined by reference to the Fair Market Value of Common Stock at the time of the original issuance of such shares of Series B Preferred Stock; provided, further, however, for purposes of Section 4(c)(iv), if Fair Market Value is being determined in connection with an "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock) of Series B Preferred Stock into Common Stock, Fair Market Value shall be equal to the product of 1.25 and the "Market Price" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock and determined at the time of the original issuance of the shares of Series B Preferred Stock being converted).

          "Fully-Diluted Basis"' shall mean, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of such determination, (b) all shares of Common Stock issuable upon the exercise of any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any evidences of indebtedness or capital stock or other securities directly or indirectly convertible into or exchangeable or exerciseable for Common Stock outstanding at the time of such determination (it being agreed that for purposes of determining the number of shares of Common Stock issuable upon the exercise of any shares of Series B Preferred Stock, such number shall be (A) from the date hereof until such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the higher of (x) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the product of 1.25 and the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock and determined at the time of the original issuance of the shares of Series B Preferred Stock being converted) and (y) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the "Market Price" (as defined in clause (a) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis") or (B) after such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the number of shares issuable upon a conversion of such shares at the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis") and (c) all shares of Common Stock which the Corporation could otherwise be required to issue in accordance with agreements in place at the time of determination.

          "Holder Redemption Notice" shall have the meaning set forth in Section 7(b) of this Agreement.

          "Independent Financial Expert" shall mean a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Corporation or any of its Affiliates, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Corporation, (c) that has not been retained during the preceding two years by the Corporation or any of its Affiliates for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such person shall receive customary compensation and indemnification by the Corporation for opinions or services it provides as an Independent Financial Expert.

          "Issue Date" shall have the meaning set forth in Section 2(a) of this Certificate of Designation.

          "Junior Stock" shall mean (i) the Common Stock, (ii) the Series B Preferred Stock and (iii) each other class of the Corporation's capital stock or series of the Corporation's preferred stock.

          "Liquidation" shall have the meaning set forth in Section 3(a) of this Certificate of Designation.

          "Liquidation Value" shall have the meaning set forth in Section 1(a) of this Certificate of Designation.

          "Market Value" shall mean the price that would be paid for the entire common equity of the Corporation on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Corporation, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled and (c) no effect shall be given to any discount that may arise as the result of the fact that the shares of Common Stock are not Publicly Traded.

          "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

          "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereto

          "Plaintiffs" shall have the meaning set forth in Section 4(c)(v) of this Certificate of Designation.

          "Preference Amount" shall have the meaning set forth in Section 2(a) of this Certificate of Designation.

          "Preferred Stock" shall have the meaning set forth in the Resolved clause of this Certificate of Designation.

          "Publicly Traded" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

          "Redemption Price" shall have the meaning set forth in Section 7(c) of this Certificate of Designation.

          "Second Closing" shall have the meaning set forth in the Securities Purchase Agreement.

          "Second Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

          "Section  7(a)  Redemption  Date"  shall have the meaning set forth in
Section 7(d) of this Certificate of Designation.

          "Section 7(a) Redemption Effective Date" shall mean the ninetieth day following the sixth anniversary of the Issue Date; provided, however, if at any time after the second anniversary of the Issue Date and prior to the ninetieth day following the sixth anniversary of the Issue Date the average closing price quoted on NASDAQ as reported in the Wall Street Journal (or, if on any day such security is not quoted on the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization) over the twenty (20) consecutive trading days immediately preceding the Section 7(a) Redemption Effective Date, equals or exceeds the product of (x) 1.50 and (y) the per share Liquidation Value, the
Section 7(a) Redemption Effective Date shall be such earlier date.

          "Section  7(b)  Redemption  Date"  shall have the meaning set forth in
Section 7(f) of this Certificate of Designation.

          "Section 7(b) Redemption Effective Date" shall mean the earliest to occur of (x) a Change of Control, (y) the date on which the Corporation consolidates with or mergers with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of substantially all of its assets to any Person or any Person consolidates with or mergers with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding voting equity securities of the Corporation are converted into or exchanged for cash, securities or other property other than any such transaction in which immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934) is the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercised immediately or only after the passage of time), directly or indirectly of more than 50% of the total voting securities of the surviving or transferee corporation or its parent corporation and (z) the occurrence of the fifth anniversary of the Issue Date.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith by and between the Corporation and Paribas Principal Incorporated, a New York corporation.

          "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.01 per share.

          "Transaction" shall have the meaning set forth in Section 4(c)(vii) of this Certificate of Designation.

          "Valuation Procedure" shall mean, with respect to a determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Corporation and the holders of the Convertible Preferred Stock) made (i) by agreement among the Corporation and the holders of a majority of the outstanding shares of Convertible Preferred Stock within twenty (20) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Corporation and the holders of a majority of the outstanding shares of Convertible Preferred Stock or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Corporation nominates three, the holders of a majority of the outstanding shares of Convertible Preferred Stock nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Corporation and the holders of a majority of the outstanding shares of Convertible Preferred Stock to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Corporation.

          "Warrant Agreement" shall mean the Warrant Agreement, dated as of even
date  herewith,   by  and  between  the   Corporation   and  Paribas   Principal
Incorporated, a New York corporation.

          "Warrants" shall have the meaning set forth in the Warrant Agreement.

11.  Remedies Cumulative.

     No failure or delay on the part of the holders of the Convertible Preferred Stock in the exercise of any power, right or privilege under this Certificate of Designation shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Certificate of Designation are cumulative to and not exclusive of any rights or remedies otherwise available.




                                                    BMJ MEDICAL MANAGEMENT, INC.



                                                    By:_________________________
                                                    Name:   Neil F. Luria
                                                    Title:  Secretary

                                                                      SCHEDULE I



                   Existing Convertible Securities and Options

                                                                     SCHEDULE II



                 Existing Commitments Relating to Common Stock